MEMORANDUM OF AGREEMENT

Between  IGES Canada Ltd and Indoor Harvest Corp.

I.  INTRODUCTION
This MEMORANDUM OF AGREEMENT (MOA) (“Memorandum”), dated January 27h, 2016 between IGES Canada Ltd. ”IGESCA” a technology solution integrator in the vertical farming market,  established under the laws of Canada with its offices located at 945 Princess Street, Kingston, Ontario, K7L 3N6, Canada represented by Michel Alarcon, President and CEO; and Indoor Harvest Corp. “IH”, a  Texas  based company, represented by John Choo, President which designs, manufactures and implements indoor agriculture technology components with its principal place of business at 5300 East Freeway Suite A , Houston TX 77020, collectively referred to as “the Partners”.
The Partners wish to work together and in compliance with the following clauses:
II.  GOAL
To successfully grow, market, and sell vertical farming solutions globally.
III.  AREAS OF COLLABORATION
Subject to pricing and  terms and conditions expectations as deemed by both partners,  “IGESCA” and ”IH”  agree to partner, to market and sell “IH” solutions in conjunction with the “IGESCA” business platform to clients globally
IV.  ROLES AND RESPONSIBILITIES OF PARTNERS
DESCRIBE PARTNER’S RESPONSIBILITIES UNDER THIS AGREEMENT

“IGESCA”:                          Identifying new and concluding project engagements from the current potential                                             portfolio of 15 facilities, ongoing operations, regulatory navigation.

“IH”:	Delivering Turnkey Engineering, Procurement and Construction (EPC) solutions for Controlled Environment Agriculture (CEA) facilities, ongoing support and financing options for designated projects

V.  PRINCIPAL CONTACTS
The Principal Contacts for each one of the organizations is:
“IGESCA”

Michel Alarcon
President and CEO
Innovation Park 945 Princess Street Kingston, Ontario K7L 3N6 Canada
613 217-1312

“Indoor Harvest Corp”:
John Choo
President
5300 East Freeway Suite A , Houston Texas 77020, USA
613 866-8771
Such Principal Contacts may be changed in writing from time to time by their respective Partners.
VI.  USE OF INTELLECTUAL PROPERTY
The parties agree that any intellectual property, which is jointly developed and filed through activities covered under this MOA, can be used by either party for sales/marketing purposes with the consent of the other party which can be set forth in initial guidance.
All other intellectual property used in the implementation of the MOA will remain the property of the party that provided it. This property can be used by either party for purposes covered by the MOA but consent will be obtained from the owner of the property before using it for purposes not covered by the MOA.
VII.  EFFECTIVE DATES AND AMENDMENTS.
This MOA shall take effect upon signing by both Parties and shall remain in effect for a period of three (3) years from that date unless earlier terminated.  Neither party may assign or transfer all or any portion of this MOA without the prior written consent of the other party.
The MOA may be renewed at the end of this period by mutual written agreement by both Parties.
The provisions of this MOA may only be amended or waived by mutual written agreement by both Parties.
The individuals signing this MOA on behalf of their respective entities represent and warrant (without personal liability therefore) that upon the signature of each, this MOA shall have been duly executed by the entity each represents.
VIII.  TERMINATION
Any Party may terminate this MOA and any related agreement, work-plan and budget in the event PARTNER fails to perform any of its obligations under this MOA by giving ninety (90) days prior written notice to the other Party; accepting all appropriate wind down costs owing during that same period.

IX.  NO JOINT VENTURE
Notwithstanding the terms “Partners” and “Partnership”, the Partners agree that they are not entering into a Legal Partnership, joint venture or other such business arrangement, nor is the purpose of the Partners to enter into a commercial undertaking for monetary gain.  Neither Partner will refer to or treat the arrangements under this Agreement as a Legal Partnership or take any action inconsistent with such intention.
X.  DISPUTE RESOLUTION
The Partners hereby agree that, in the event of any dispute between the Partners relating to this Agreement, the Partners shall first seek to resolve the dispute through informal discussions.  In the event any dispute cannot be resolved informally within 90 ninety calendar and consecutive days, the Partners agree that the dispute will be negotiated between the Partners through mediation, if Partners can agree on a mediator.  The costs of mediation shall be shared equally by the Partners.  Neither Partner waives its legal rights to adjudicate this Agreement in a legal forum.
XI.  ENTIRETY
This Agreement, including all Annexes, embodies the entire and complete understanding and agreement between the Partners and no amendment will be effective unless signed by both Partners.

FOR IGES Canada Ltd Date 01/27/2016 /s/ Michel Alarcon Michael Alarcon President and CEO	FOR Indoor Harvest Corp Date 01/27/2016 /s/ John Choo John Choo President